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                                                                   EXHIBIT 23.13

                   [LETTERHEAD OF NATHAN WECHSLER & COMPANY]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated January 27, 1999, on the consolidated financial statements of Seaward Corporation and subsidiaries for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated June 17, 1999 and to all references to our Firm included in this registration statement.



/s/ Nathan Wechsler & Company
-----------------------------
Nathan Wechsler & Company

Concord, New Hampshire
November 12, 1999